Exhibit 99.1

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Board Unanimously Rejects
Coinmach Offer to Acquire the Company

Board Views Offer as Not in Best Interest of Shareholders

WALTHAM, MA, December 5, 2006 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today confirmed that its Board of Directors had unanimously rejected an unsolicited written offer from Coinmach Services Corp. (AMEX: DRY) to acquire Mac-Gray for between $13.00 and $13.75 per share.  Coinmach announced and published the rejection letter on Monday, December 4th.

“After careful analysis and consideration, the Board determined that Coinmach’s offer was grossly inadequate and deeply undervalued Mac-Gray,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer. “We believe the Coinmach proposal failed to recognize Mac-Gray’s dramatic growth over the past two years, as well as our future prospects, our loyal customer base, and the enormous goodwill we have achieved in our national footprint with our Mac-Gray, Web and MicroFridge brands.

“The Board also viewed the unsolicited Coinmach offer as opportunistic based on Mac-Gray’s 52-week trading history and the fact that we have yet to fully unlock the value of our recent acquisitions.  The combination of these recent acquisitions, two expected near-term acquisitions, and additional acquisition opportunities, ongoing internal growth initiatives and our industry-leading suite of technology products, such as LaundryView™, has positioned us to generate strong, profitable growth.  Mac-Gray’s Board and executive management remain committed to building shareholder value,” MacDonald concluded.

About Mac-Gray Corporation
Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 63,000 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray/2

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also has entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectation regarding its growth prospects.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully integrate acquired assets and operations, and service the increased debt incurred to finance the acquisition, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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